Exhibit j(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, dated April, 25, 2008, incorporated herein by reference, for the Legg Mason Partners California Municipals Fund and Legg Mason Partners Managed Municipals Fund, each a series of the Legg Mason Partners Income Trust, as of February 29, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 9, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, dated April, 25, 2008, incorporated herein by reference, for the Western Asset Emerging Markets Debt Portfolio and Western Asset Global High Yield Bond Portfolio, each a series of the Legg Mason Partners Income Trust, as of February 29, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 9, 2008